UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

December 11, 2008 (December 5, 2008)

Date of report (Date of earliest event reported)

EYE CARE CENTERS OF AMERICA, INC.

(Exact Name of Registrant as Specified in Its Charter)

Texas

(State or Other Jurisdiction of Incorporation)

333-56551	74-2337775
(Commission File Number)	(IRS Employer Identification No.)

11103 West Avenue San Antonio, TX	78213-1392
(Address of Principal Executive Offices)	(Zip Code)

(210) 340-3531

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 5, 2008, the Personnel & Compensation Committee (the “HVHC P&C Committee”) of HVHC Inc. (“HVHC”), a wholly owned subsidiary of Highmark Inc. and the holding company for Highmark Inc.’s vision business, which includes Eye Care Centers of America, Inc. (“ECCA”), adopted the HVHC Executive Retirement Plan (the “Plan”) and delegated authority to HVHC’s Chief Financial Officer to finalize the written Plan document with such terms and design features consistent with those approved by the HVHC P&C Committee. On the same day, the Personnel & Compensation Committee of ECCA (the “ECCA P&C Committee”) adopted the Plan as a participating employer. The ECCA P&C Committee designated ECCA’s Chief Operating Officer, James N. Eisen (“Mr. Eisen”), and its Executive Vice President and Chief Financial Officer, Jennifer Kelley Taylor (“Ms. Taylor”), as Participants under the Plan.

The Plan is a defined contribution/capital accumulation supplemental retirement plan and will become effective on January 1, 2009. As Participants under the Plan, Mr. Eisen and Ms. Taylor shall each receive from ECCA a credit equal to fifteen percent (15%) of their respective annual base salaries and awards under ECCA’s Annual Executive Incentive Plan. Five years of service are required to vest under the Plan except under those circumstances described below. Prior service credit (i.e., service prior to the effective date of the Plan) will be counted toward the vesting requirement. The benefit under the Plan will be paid in a single lump sum and, except as otherwise described below, shall be payable at the later of a Participant turning age 55 or the termination of Participant’s employment. A Participant shall become immediately vested under the Plan upon termination of employment if such termination is for reasons other than cause, and the Plan benefit shall become payable upon such termination. In addition, the Plan benefit shall immediately vest and become payable in the event of death or disability of a Participant or upon the occurrence of a change of control event. The Plan benefit shall be forfeited if a Participant’s employment is terminated for cause.

On December 5, 2008, the ECCA P&C Committee also approved providing certain executives with an Executive Long Term Disability (“Executive LTD”) program, effective January 1, 2009. The Executive LTD program is designed to supplement disability benefits afforded to all ECCA employees eligible for benefits under a group long term disability program. The Executive LTD program will replace sixty percent (60%) of salary above the $100,000 salary cap applicable under ECCA’s group long term disability program. Participants in the Executive LTD program will include Mr. Eisen, Ms. Taylor and ECCA’s Chief Executive Officer, David L. Holmberg, who also serves as the President and Chief Executive Officer of HVHC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EYE CARE CENTERS OF AMERICA, INC.

Date: December 11, 2008	By:	/s/ David L. Holmberg
David L. Holmberg
Chief Executive Officer